EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for First Quarter Fiscal 2013

MINNEAPOLIS, Jan. 11, 2013 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for first quarter of fiscal 2013. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 9.5% during the three months ended November 30, 2012 compared to the three months ended November 30, 2011. This increase was primarily a result of increased sales of Natur-Tec® products and ZERUST® rust and corrosion inhibiting packaging products and services.

  On September 1, 2012, NTIC increased its ownership interest in NTIC Asean, LLC, which is a holding company that holds investments in eight joint venture entities that operate in the Association of Southeast Asian Nations (ASEAN), from 50% to 60% by contributing exclusive license rights and other intellectual property to NTI Asean in exchange for an additional 10% ownership interest. As a result of such transaction, NTIC's consolidated results for the three months ended November 30, 2012 include the results of NTIC Asean, LLC.

  Net sales of Natur-Tec® products increased 30.8% during the three months ended November 30, 2012 compared to the three months ended November 30, 2011. This increase was due to increased sales to Natur-Tec® distributors in the United States as NTIC has continued to strengthen and expand its U.S. distribution network.

  Net income attributable to NTIC decreased 59.4% to $389,622, or $0.09 per diluted common share, for the three months ended November 30, 2012 compared to $958,757, or $0.22 per diluted common share, for the three months ended November 30, 2011. This decrease was primarily the result of decreases in gross profits of NTIC's North American businesses as well as decreases in sales and earnings of NTIC's subsidiary in Brazil.

"In the first quarter of fiscal 2013, NTIC enjoyed a strong increase in top-line sales, as we began supplying several large new customers in both our ZERUST® Industrial as well as our Natur-Tec® businesses. In direct correlation to this sales growth, however, we also experienced greater than anticipated start-up costs as we were compelled to ramp up production on an exceptionally broad range of new products simultaneously. This lowered our margins and impacted our earnings during the first quarter, and we do not expect to see the full bottom- line benefit of these new business opportunities before the third quarter of this fiscal year," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "At the same time, overall revenues from our international joint venture operations remain stagnant," continues Lynch, "as the Euro zone's economic slowdown continues to negatively impact manufacturing not only in Europe, but also key countries that supply EU manufacturers, including Brazil, India and parts of Asia."

During the three months ended November 30, 2012, 90.6% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which increased 7.7% to $4,795,283 compared to $4,452,646 during the same prior fiscal year period, due primarily from increased demand from existing customers and the addition of new customers. NTIC has focused its sales efforts of ZERUST® products and services by strategically targeting customers with specific corrosion issues in new market areas, including the oil and gas industry and other industrial sectors that offer sizable growth opportunities. NTIC's consolidated net sales during the three months ended November 30, 2012 included $551,814 of sales made by Zerust Brazil, and of those sales, $40,385 in sales were made to the oil and gas industry sector in Brazil.

During the three months ended November 30, 2012, 9.4% of NTIC's consolidated net sales, respectively, were derived from sales of Natur-Tec® products, which increased 30.8% to $496,464 compared to the three months ended November 30, 2011. This increase was due to increased sales to Natur-Tec® distributors on the West Coast of the United States as NTIC continued to strengthen and expand its U.S. industrial distribution.

Lynch added that, "As we introduce new technologies, we also continue to add oil and gas industry companies to our list of customers in several countries, including the United States. However, we expect sales to these new clients to build slowly, as technical evaluations and implementation roll-out plans are finalized."

NTIC's equity in income of joint ventures decreased 15.0% to $1,154,296 during the three months ended November 30, 2012 compared $1,357,680 during the three months ended November 30, 2011 primarily as a result of the consolidation of NTI Asean.

NTIC recognized increased fee income for services provided to joint ventures primarily as a result of consolidation of the fees for services earned by NTI Asean, partially offset by a 4.4% decrease in total net sales of NTIC's joint ventures to $27,524,934 during the three months ended November 30, 2012 compared to $28,795,232 for the three months ended November 30, 2011. Total net sales of NTIC's joint ventures were adversely affected in part by the European economic slowdown, which NTIC believes also adversely affected net sales of certain of NTIC's other non-European joint ventures. Sales of NTIC's joint ventures are not included in NTIC's product sales and are not combined with NTIC's sales in NTIC's consolidated financial statements or in any description of NTIC's sales.

NTIC's total operating expenses increased 9.9% to $3,727,684 during the first quarter of fiscal 2013 compared to $3,393,068 for the first quarter of fiscal 2012 primarily as a result of an increase in expenses incurred in support of joint ventures and research and development expenses, which NTIC consider critical to pursuing various new business opportunities around the world.

Net income attributable to NTIC decreased 59.4% to $389,622, or $0.09 per diluted common share, for the three months ended November 30, 2012 compared to $958,757, or $0.22 per diluted common share, for the three months ended November 30, 2011. This decrease was primarily the result of decreases in gross profits of NTIC's North American businesses as well as decreases in sales and earnings of NTIC's subsidiary in Brazil. NTIC anticipates that its quarterly net income will remain subject to significant volatility primarily due to the financial performance of its joint ventures and sales of its ZERUST® products and services into the oil and gas industry and Natur-Tec® bioplastics products, which sales fluctuate more on a quarterly basis than the traditional ZERUST® business.

As of November 30, 2012, NTIC's working capital was $15,306,871, including $6,819,036 in cash and cash equivalents, compared to working capital of $10,060,081, including $4,137,547 in cash and cash equivalents, at August 31, 2012.

Outlook

For the fiscal year ending August 31, 2013, NTIC has not changed its previous guidance and expects its net sales to range between $27.0 million and $28 million, and expects net income of between $4.4 million to $4.7 million, or between $1.00 and $1.05 per diluted share.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Standard Time to review its results of operations for first quarter of fiscal 2013 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 86517226.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

The Northern Technologies International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5481

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should," "guidance" or words of similar meaning, the use of future date and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2012 (UNAUDITED)
AND AUGUST 31, 2012 (AUDITED)
	November 30, 2012	August 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 6,819,036	$ 4,137,547
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at November 30, 2012 and August 31, 2012	2,684,239	2,516,961
Trade joint ventures	942,500	734,543
Fees for services provided to joint ventures	2,328,455	1,316,933
Income taxes	253,759	58,129
Inventories	4,989,833	4,151,197
Prepaid expenses	698,808	548,331
Deferred income taxes	596,085	596,085
Total current assets	19,312,715	14,059,726

PROPERTY AND EQUIPMENT, NET	4,238,359	4,288,618

OTHER ASSETS:
Investments in joint ventures	21,435,223	21,461,492
Deferred income taxes	1,030,610	1,030,610
Patents and trademarks, net	1,012,401	961,181
Other	76,000	76,000
Total other assets	23,554,234	23,529,283
Total assets	$ 47,105,308	$ 41,877,627

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of note payable	76,119	76,120
Accounts payable	1,810,330	1,818,309
Accrued liabilities:
Payroll and related benefits	1,699,938	1,565,866
Deferred joint venture royalties	288,000	288,000
Other	131,457	251,350
Total current liabilities	4,005,844	3,999,645

NOTE PAYABLE, NET OF CURRENT PORTION (Note 7)	914,384	933,413

COMMITMENTS AND CONTINGENCIES (Note 13)

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,418,821 and 4,403,656, respectively	88,351	88,073
Additional paid-in capital	11,305,834	11,130,966
Retained earnings	25,649,655	25,260,034
Accumulated other comprehensive income	664,247	277,583
Stockholders' equity	37,708,087	36,756,656
Non-controlling interest	4,476,993	187,913
Total equity	42,185,080	36,944,569
Total liabilities and equity	$ 47,105,308	$ 41,877,627

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2012 AND 2011
	Three Months Ended
	November 30, 2012	November 30, 2011
NET SALES:
Net sales, excluding joint ventures	$ 4,770,387	$ 4,277,643
Net sales, to joint ventures	521,360	554,471
Total net sales	5,291,747	4,832,114

Cost of goods sold	3,690,972	3,209,476
Gross profit	1,600,775	1,622,638

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,154,296	1,357,680
Fees for services provided to joint ventures	1,846,277	1,445,252
Total joint venture operations	3,000,573	2,802,932

OPERATING EXPENSES:
Selling expenses	1,171,095	1,108,486
General and administrative expenses	1,248,696	1,270,013
Expenses incurred in support of joint ventures	369,687	200,264
Research and development expenses	938,206	814,305
Total operating expenses	3,727,684	3,393,068

OPERATING INCOME	873,664	1,032,502

INTEREST INCOME	25,346	8,060
INTEREST EXPENSE	(6,474)	(5,966)
OTHER INCOME	—	6,825

INCOME BEFORE INCOME TAX EXPENSE	892,536	1,041,421

INCOME TAX EXPENSE	134,000	106,000

NET INCOME	758,536	935,421

NET INCOME (LOSS) ATTRIBUTABLE TO NON CONTROLLING INTEREST	368,914	(23,336)

NET INCOME ATTRIBUTABLE TO NTIC	$ 389,622	$ 958,757

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$ 0.09	$ 0.22
Diluted	$ 0.09	$ 0.22

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,406,205	4,355,666
Diluted	4,440,436	4,433,724

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPRENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2012 AND 2011
	Three Months Ended
	November 30, 2012	November 30, 2011

NET INCOME	$ 758,536	$ 935,421
OTHER COMPREHENSIVE INCOME (LOSS) – FOREIGN CURRENCY TRANSLATION ADJUSTMENT	421,185	(1,188,071)

COMPREHENSIVE INCOME (LOSS)	1,179,721	(252,650)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	403,435	(33,142)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS	$ 776,286	$ (219,508)

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED NOVEMBER 30, 2012 AND 2011
	Three Months Ended
	November 30, 2012	November 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 758,536	$ 935,421
Adjustments to reconcile net income to net cash used in operating activities:
Expensing of fair value of stock options vested	43,393	72,523
Depreciation expense	105,688	80,887
Amortization expense	17,445	38,713
Equity in income from joint ventures	(1,154,297)	(1,357,680)
Changes in current assets and liabilities:
Receivables:
Trade, excluding joint ventures	(205,361)	(410,029)
Trade, joint ventures	(207,957)	144,157
Fees for services receivables, joint ventures	330,564	(38,883)
Income taxes	(196,635)	(1,396)
Inventories	(865,175)	(158,234)
Prepaid expenses and other	(151,029)	(349,112)
Accounts payable	24,296	(489,032)
Income tax payable	4,191	(17,512)
Accrued liabilities	22,201	(235,365)
Net cash used in operating activities	(1,474,140)	(1,785,543)

CASH FLOWS FROM INVESTING ACTIVITIES:
Dividends received from joint ventures	2,676,337	2,031,450
Additions to property and equipment	(67,165)	(51,031)
Effect of NTI Asean consolidation on cash (Note 2)	1,612,768	—
Additions to patents	(68,665)	(44,702)
Net cash provided by investing activities	4,153,275	1,935,717

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(19,030)	(19,029)
Dividend received by non-controlling interest	(72,842)	—
Proceeds from employee stock purchase plan	28,938	22,414
Proceeds from exercise of stock options	102,815	—
Net cash provided by financing activities	39,881	3,385

EFFECT OF EXCHANGE RATE CHANGES ON CASH:	(37,527)	(12,550)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,681,489	141,009
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,137,547	3,266,362

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 6,819,036	$ 3,407,371

CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600